UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2009

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2009 Incentive Compensation Plan. On March 31, 2009, the Board of Directors of Rewards Network Inc. adopted the 2009 Incentive Compensation Plan, pursuant to which members of the Corporation’s management, including the Corporation’s executive officers who are expected to be named executive officers in the Corporation’s 2009 Proxy Statement (“Named Executive Officers”), are eligible to receive a cash bonus for 2009 based on individual performance and the Corporation’s financial performance in 2009.

The Corporation will determine an incentive compensation opportunity, or target, for each participant in the 2009 Incentive Compensation Plan. The aggregate of all participant’s targets will equal a base incentive compensation pool, which will be increased or decreased based on the Corporation’s 2009 earnings before interest, income taxes, depreciation and amortization, excluding unusual and non-recurring gains and losses (“EBITDA”). This incentive pool adjustment may range from 0% if the Corporation’s 2009 EBITDA is less than or equal to a threshold amount (“EBITDA Threshold”) determined by the Compensation Committee of the Board of Directors of Rewards Network Inc. (“Compensation Committee”), to 100% if the Corporation’s 2009 EBITDA equals a target amount (“EBITDA Target”) determined by the Compensation Committee, up to a maximum of 150% if the Corporation’s 2009 EBITDA exceeds the EBITDA Target.

Each participant may receive an award equal to 0% to 150% of his or her individual target, based on his or her achievement of three to five individual performance goals. This percentage is referred to as the “2009 Percentage”. If the Corporation’s 2009 EBITDA is less than or equal to the EBITDA Threshold, the 2009 Percentage for each participant is 0%. The aggregate amount of awards may not exceed the final incentive compensation pool, as adjusted based on the Corporation’s 2009 EBITDA.

This summary is qualified in its entirety by reference to the 2009 Incentive Compensation Plan, a copy of which is attached hereto as Exhibit 10.1.

Restricted Stock Unit Awards. On March 31, 2009, restricted stock unit awards were granted to members of the Corporation’s management, including the Named Executive Officers, pursuant to the Rewards Network Inc. 2006 Long-Term Incentive Plan (“2006 Plan”) entitling recipients to receive shares of the Corporation’s common stock based on individual performance and the Corporation’s financial performance in 2009. The Compensation Committee approved these restricted stock unit awards. The number of shares of common stock that a Named Executive Officer may receive is equal to a base number of shares multiplied by the 2009 Percentage determined under the 2009 Incentive Compensation Plan. If the Corporation’s 2009 EBITDA is less than or equal to the EBITDA Threshold, all of the restricted stock units will be cancelled. The base number of shares for each Named Executive Officer is as follows:

Named Executive Officer	Base Number of Shares
Ronald L. Blake	190,972
Christopher J. Locke	64,948
Roya Behnia	60,373
Megan E. Flynn	56,063
Robert S. Wasserman	85,677

50% of the restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of grant.

The remaining 50% of the restricted stock units shall vest in three tranches. Each tranche is equal to one-sixth of the restricted stock units, and each tranche vests on the date that is on or after the first anniversary of the date of grant and on which the average closing price of the common stock for the previous sixty trading days is above a threshold determined by the Compensation Committee. The stock price threshold for the first tranche is above the average closing price of the common stock for the sixty trading days ending on the grant date, and the second and third tranche stock price thresholds are progressively higher than for the previous tranche. Notwithstanding the foregoing, in the event of a change in control as defined in the 2006 Plan, if the stock price pursuant to such change in control is above any of these thresholds, those restricted stock units shall vest, and if the stock price pursuant to such change in control is below any of these thresholds, those restricted stock units shall be cancelled. If a stock price threshold is not reached by the third anniversary of the date of grant, the applicable restricted stock units will be cancelled.

These restricted stock units vest only if the recipient remains employed by the Corporation as of each vesting date. Under the 2006 Plan, any restricted stock units that have not been cancelled will fully vest if the recipient’s employment is terminated without cause within twelve months after a change in control, as those terms are defined in the 2006 Plan. This summary of the terms of these restricted stock unit awards is qualified in its entirety by reference to the 2006 Plan and the Restricted Stock Unit Award Agreement governing such awards, the form of which is attached hereto as Exhibit 10.2.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Rewards Network Inc. 2009 Incentive Compensation Plan.

10.2	Form of Restricted Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel and Secretary

Dated: April 3, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Rewards Network Inc. 2009 Incentive Compensation Plan.

10.2	Form of Restricted Stock Unit Award Agreement.